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                                                                    EXHIBIT 99.1


NEWS RELEASE


                                                         For Immediate Release

                                             Contact:    Craig R. Kitchin
                                                         Jameson Inns, Inc.
                                                         (770) 901-9020

                                                         John D. Bontreger
                                                         Signature Inns, Inc.
                                                         (317) 581-1111

           JAMESON INNS, INC. AND SIGNATURE INNS, INC. ANNOUNCE MERGER

         ATLANTA, GA & INDIANAPOLIS, IN (January 27,1999) - Jameson Inns, Inc. (NASDAQ/NNM-JAMS and JAMSP) and Signature Inns, Inc. (NASDAQ/NNM-SGNS and
SGNSP) jointly announced today that they have entered into a definitive agreement to merge the companies in a stock transaction which will create a hotel real estate investment trust (REIT) with approximately $250 million in assets and two hotel brands representing 107 operating hotels and 19 hotel sites under development in 14 states in the southeastern and midwestern United States. Under the terms of the agreement which was approved unanimously by the Boards of Directors of both companies, Jameson will be the surviving company. The holders of the outstanding Signature common stock will receive one-half share of Jameson common stock and a cash payment of $1.50 in exchange for each share of Signature common stock. The amount of the cash payment will be reduced if a dividend is declared and paid to the holders of the Signature common stock prior to the consummation of the merger. Such a dividend distribution may be required to distribute all earnings and profits, as defined under federal tax law, of Signature prior to the merger to protect the REIT status of Jameson. Holders of the outstanding shares of Signature $1.70 Cumulative Convertible Preferred Stock, Series A, will receive an equal number of shares of a new series of Jameson cumulative convertible preferred stock having substantially the same terms as the Signature Series A preferred, including an annual preferred dividend right of $1.70 per share and a liquidation preference of $20.00 per share. Upon conversion of each share of the new Jameson preferred stock (at any time in the future), holders will be entitled to receive 1.04 shares of Jameson common stock and a cash payment of $3.125.

          The acquisition is expected to be accretive to Jameson Inns' funds from operations for 1999. At closing, Mr. John D. Bontreger will be named President of the Signature Inns division; Craig Kitchin will remain president and CFO, and Thomas W. Kitchin will continue as chairman and CEO of the combined company.


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PAGE 2 - MERGER

         Consummation of the merger is subject to a number of conditions, including the continued accuracy of the representations and warranties of the parties in the merger agreement, no withdrawal of the fairness opinions rendered to the respective boards of directors and approval by the holders of the outstanding Signature common stock and preferred stock and the holders of the outstanding Jameson common stock.

         It is anticipated that special meetings of the stockholders of the companies will be held in April or May of this year, and the closing will occur promptly afterwards if the transaction receives the requisite stockholder approval. Complete details of the terms of the merger will be contained in a joint definitive proxy statement/prospectus which will be provided to the stockholders of both companies and which will be part of a registration statement filed with the Securities and Exchange Commission.

         Both companies own limited service hotels which cater primarily to the business traveler. Jameson Inns are located in the southeast while Signature Inns are in six midwestern states. Thomas W. Kitchin, Chairman of the Board of Jameson Inns, Inc., stated, "We believe this is an exceptional opportunity to acquire a high-quality portfolio of hotel properties in excellent locations and to expand our presence into the midwest. We further believe this transaction provides compelling financial and strategic benefits to our shareholders increasing our capitalization by over $100 million and the number of rooms owned by 80%. The combination of the two companies blends management teams that have the same philosophy toward building hotel brands. Our plan is to grow both brands which operate at different price points. Jameson and Signature have employed the same strategy of not franchising their brands in order to bring consistency and predictability to the traveling public. The geographic spread of properties for the company provides diversification beyond the southeast for Jameson into the midwest. The merger increases the eight states where Jameson currently has locations to 14 states after the merger. The combined company expects to have approximately 8,000 hotel rooms in operation by the end of 1999." Kitchin went on to say, "The combined talent of both companies will result in a very strong management team."

          "The combination of the two organizations represents the culmination of our efforts to explore strategic alternatives with a goal of maximizing shareholder value. We believe this merger transaction with Jameson best accomplishes this objective," stated John D. Bontreger, president and chairman of the board of Signature Inns, Inc. "We believe the REIT structure will be more efficient for the ownership of our hotels and provide our shareholders an increase in stock value along with ongoing dividends. The Signature Inn chain has gained significant public acceptance in the midwest through our commitment to high quality service to our guests. This transaction will provide greater opportunity to grow the Signature brand. The Signature divisional office will remain in Indianapolis and our employees will remain intact. The similar cultures and philosophies make this a great fit for us and our employees and the management team looks forward to being a part of the Jameson organization," Bontreger continued.


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Page 3 - MERGER

      Jameson, based in Atlanta, Georgia, is a real estate investment trust which owns 82 operating Jameson Inns located in the states of Georgia, Alabama, Mississippi, North Carolina, South Carolina and Tennessee (representing approximately 3,800 available rooms) and has 20 additional Inns currently under development, including sites in Florida and Virginia. All of its Inns are leased to and operated by Jameson Hospitality, LLC which has approximately 1,900 employees.

     Signature owns 25 Signature Inns located in the states of Indiana, Illinois, Iowa, Ohio, Kentucky and Tennessee (representing approximately 3,000 available rooms) and has a total of 750 employees. It is anticipated that these properties will continue to be operated under the Signature Inns name as a separate division of Jameson.

     Statements in this press release which are not strictly historical are "forward-looking" and are subject to the many risks and uncertainties which affect the Company's business. These uncertainties, which include competition within the lodging industry, the balance between supply and demand for hotel rooms, the Company's ability to execute new hotel construction or acquisition programs, the effect of economic conditions, and the availability of capital to finance planned growth, are detailed from time to time in the Company's filings with the Securities and Exchange Commission.
     The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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Combined Number of Jameson and Signature Inn Locations Operating and Under
Development:

State                    Locations Open            Locations Under Dev.         Rooms Under Dev.
-----                    --------------            --------------------        ----------------
Alabama                        18
Georgia                        32                         3                         192
Mississippi                    1                          5                         336
North Carolina                 13
South Carolina                 13
Tennessee                      6                          5                         308
Florida                        0                          4                         260
Virginia                       0                          2                         124
Illinois                       3
Indiana                        13
Kentucky                       3
Ohio                           4
Iowa                           1

TOTALS                        107                        19                      1,220
------                        ---                        --                      -----


TOTAL NUMBER OF ROOMS CURRENTLY AVAILABLE:                    6,929
TOTAL ROOMS AVAILABLE AFTER DEVELOPMENT COMPLETION:           8,149


                                           Jameson Inns            Signature Inns             Combined
                                           ------------            --------------             --------
Owned Hotels
         In operation                              82                    25                        107
         Under development                         19                    --                         19

Guestrooms in operation                          3870                  3059                       6929

YTD through Sept. 30, 1998:
         Occupancy                                64.5%                64.2%
         ADR                              $      49.94            $   60.39
         REVPAR                           $      32.28            $   38.75

As of Sept. 30, 1998:

Book Equity Capitalization:               $101,000,000            $ 51,000,000              $152,000,000

Net Debt                                  $ 36,000,000            $ 61,000,000              $ 97,000,000

 Total Capitalization                     $137,000,000            $112,000,000               249,000,000

Net Debt to Capital Ratio                           26%                     55%                       39%


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